EXHIBIT B


         THE WARRANTS EVIDENCED HEREBY, AND THE SHARES
       OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF
         SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
              TRANSFERRED IN VIOLATION OF SUCH ACT.

                       WARRANT CERTIFICATE

                        249,480 Warrants

      To Subscribe for and Purchase Class A Common Stock,
                       $.001 Par Value, of

                SUPER VISION INTERNATIONAL, INC.


     THIS CERTIFIES that, for value received, HAYWARD INDUSTRIES, INC., or its registered successors or assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, subject to clauses (a) through (d), inclusive, immediately succeeding, from SUPER VISION INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), from time to time during the period from September 25, 1996 (hereinafter referred to as the "Issuance Date") through 5:00 P.M., New York time, on the tenth anniversary of the Issuance Date, one fully paid and nonassessable share of Class A Common Stock (as hereinafter defined), as such stock is constituted on the Issuance Date, subject to adjustment from time to time pursuant to the provisions hereinafter set forth, at the initial price of $8.02 (hereinafter referred to as the "Exercise Price"), subject further to the conditions hereinafter set forth; provided, however, that the registered holder hereof:

          (a) shall not be entitled to exercise any Warrants evidenced hereby prior to the later of the first anniversary hereof and the satisfaction by Hayward Pool Products, Inc. (hereinafter referred to as the "Distributor") of the first Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement dated the Issuance Date [the "Distributorship Agreement"] between the Distributor and the Corporation) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and

          (b) shall not be entitled to exercise in excess of 20% of the Warrants originally evidenced hereby prior to the later of the second anniversary hereof and the satisfaction by the Distributor of the second Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to

     Minimum Purchase Commitments for prior years under, and in accordance with the Distributorship Agreement, and

          (c) shall not be entitled to exercise in excess of 40% of the Warrants originally evidenced hereby prior to the later of the third anniversary hereof and the satisfaction by the Distributor of the third Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase Commitments for prior years under, and in accordance with the Distributorship Agreement, and

          (d) shall not be entitled to exercise in excess of 60% of the Warrants originally evidenced hereby prior to the later of the fourth anniversary hereof and the satisfaction by the Distributor of the fourth Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase Commitments for prior years under, and in accordance with the Distributorship Agreement, and

          (e) shall not be entitled to exercise in excess of 80% of the Warrants originally evidenced hereby prior to the later of the fifth anniversary hereof and the satisfaction by the Distributor of the fifth Minimum Purchase Commitment (in the manner set forth under Section 3.3 of the Distributorship Agreement) or satisfaction of any deficiency with respect thereto in the manner thereunder provided, and, in either case, satisfaction of any deficiency amounts with respect to Minimum Purchase Commitments for prior years under, and in accordance with the Distributorship Agreement.

     This Warrant Certificate is subject to the following provisions, terms and conditions:

     1. The Warrants evidenced hereby may be exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Corporation), at the principal executive office of the Corporation, 2442 Viscount Row, Orlando, Florida 32809 and upon payment to it by certified or official bank check or checks of the purchase price of the shares of Class A Common Stock purchased. The Corporation agrees that the shares of Class A Common Stock so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. The certificates for such shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten business days, after Warrants evidenced hereby shall have been exercised, and a new Warrant Certificate evidencing the number of the

Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. No fractional shares of capital stock of the Corporation, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants.

     2. The number and kind of shares of Class A Common Stock of the Corporation subject to each Warrant evidenced hereby, and the Exercise Price, shall be subject to adjustment as follows:

          (a) Upon each adjustment of the Exercise Price as provided herein, the holder of the Warrants evidenced hereby shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Class A Common Stock (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (b) No fractional shares of Class A Common Stock or scrip shall be issued upon exercise of the Warrants evidenced hereby. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon exercise of the Warrants evidenced hereby (or portion hereof), the Corporation shall pay a cash adjustment in respect of such fractional share of Class A Common Stock in an amount equal to the same fraction of the then current fair value of a share of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

          (c) In case the Corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Class A Common Stock of the Corporation shall be combined into a smaller number of shares of Class A Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

          (d) If and whenever after the Issuance Date the Corporation shall issue or sell any shares of its Class A Common Stock for a consideration per share less than the Market Price (as hereinafter defined) in effect immediately prior to the time of such issue or sale, or without consideration, then, forthwith upon each such issue or sale, the Exercise Price shall be reduced (but not increased) to the price (calculated to the nearest cent) equal to the quotient obtained by dividing (i) the amount equal to the sum of (a) the number of shares of Class A Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale by (ii) the total number of shares of Class A Common Stock outstanding immediately after such issue or sale. "Market Price" for purposes hereof shall mean (i) the average closing sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of the subject event, of the Class A Common Stock as reported by the Nasdaq National Market System, if the Class A Common Stock is so reported, or (ii) if not so reported, the average last reported sale price for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of the subject event, of the Class A Common Stock on the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded on a national securities exchange, or (iii) if not so reported or traded, the average of the last reported bid and asked prices of the Class A Common Stock for 30 consecutive business days (or such other period as the holder hereof may consent to), ending within 15 days of the date of the subject event, of the Class A Common Stock, as reported by the Nasdaq SmallCap Market or other automated quotation system of a registered national securities association, or (iv) if not so reported or traded, as determined by the Board of Directors of the Corporation in its reasonable discretion. Any average calculated as aforesaid shall be proportionately adjusted for any stock split, stock dividend, combination or reclassification that took effect during the relevant period. No adjustment of the Exercise Price, however, shall be made in an amount less than $.001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.001 per share or more. In addition, the provisions of this Paragraph (d) shall not apply upon: (w) issuance by the Corporation of shares of Class A Common Stock upon the exercise of the Warrants evidenced hereby or any other warrants issued to Hayward Industries, Inc. on the Issuance Date, (x) issuance by the Corporation of Class A Common Stock upon the exercise of any Eligible Warrants (as hereinafter defined), (y) issuance by the Corporation of stock options, or the issuance by the Corporation of shares upon the exercise of such stock options, under any employee stock option plan approved by the stockholders of the Corporation now or hereafter in effect, as any such plan may be amended from time to time, or (z) issuance by the Corporation of shares for cash pursuant to an underwritten public offering registered under the Act (as hereinafter defined). "Eligible Warrants" for purposes hereof shall mean any and all warrants, options or other rights to acquire shares of Class A Common Stock from the Corporation, or any securities convertible into or exchangeable for Class A Common Stock, in each case outstanding on the Issuance Date or issuable directly or indirectly pursuant to warrants, options or other rights outstanding on the Issuance Date. For purposes of this Paragraph (d) the following additional sub-paragraphs shall apply:

          (i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Class A Common Stock or any stock or securities convertible into or exchangeable for Class A Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Class A Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
     (ii) the total maximum number of shares of Class A Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Class A Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Sub-Paragraph (iii) of this Paragraph (d), no adjustment of the Exercise Price shall be made upon the actual issue of such Class A Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Class A Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Class A Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Class A Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per shares of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in Sub-Paragraph (iii) of this Paragraph (d), no adjustment of the Exercise Price shall be made upon the actual issue of such Class A Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercises of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Sub-Paragraph (ii), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Exercise Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Sub-Paragraph (i) of this Paragraph (d), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sub-Paragraphs
     (i) or (ii) of this Paragraph (d), or the rate at which any Convertible Securities referred to in Sub-Paragraphs (i) or
     (ii) of this Paragraph (d) are convertible into or exchangeable for Class A Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Class A Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in Sub-Paragraph
     (i) of this Paragraph (d) or the rate at which any Convertible Securities referred to in Sub-Paragraphs (i) or (ii) of this Paragraph (d) are convertible into or exchangeable for Class
     A Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Class A Common

     Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Class A Common Stock and had adjustments been made upon the issuance of the shares of Class A Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

          (iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Class A Common Stock, Options or Convertible Securities, any Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in Paragraph (c) immediately preceding.

          (v) Consideration for Stock. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (vi) Record Date. In case the Corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Class A Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Class A Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Class A Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vii) Treasury Shares. The number of shares of Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Class A Common Stock for the purposes of this Paragraph (d).

          (e) No adjustment in the number of shares of Class A Common Stock issuable upon exercise of the Warrants evidenced hereby shall be required unless such adjustment would require an increase or decrease of at least two percent in the number of shares of Class A Common Stock at the time issuable upon exercise of the Warrants evidenced hereby; provided, however, that any adjustments which by reason of this clause (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as otherwise set forth herein, all computations made pursuant to the provisions of this paragraph 2 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

          (f) For purposes of this Warrant Certificate, the term "Class A Common Stock" shall mean shares of the class A common stock, $.001 par value, of the Corporation, and shall also include any shares of capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding-up of the Corporation; provided, however, that the shares of Class A Common Stock receivable upon exercise of the Warrants evidenced hereby shall include only shares of Class A Common Stock as constituted on the Issuance Date including any stock into which it may be changed, reclassified or converted.

     3. If any consolidation or merger of the Corporation with another corporation after the Issuance Date, or the sale of all or substantially all of its assets to another corporation shall be effected after the Issuance Date or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of each Warrant evidenced hereby, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Class A Common Stock of the Corporation equal to the number of shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of one Warrant evidenced hereby had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the registered holder of this Warrant Certificate to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation of any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants evidenced hereby.

     4. Upon any adjustment of the Exercise Price or the number of shares of Class A Common Stock subject to the Warrants evidenced hereby, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, to the holder hereof, which notice shall state the Exercise Price and/or the number of shares of Class A Common Stock subject to the Warrants evidenced hereby resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5.   In case at any time:

          (a) the Corporation shall declare any dividend upon its shares of Class A Common Stock payable in stock or make any special dividend or other distribution (other than a cash dividend to the holders of its shares of Class A Common Stock);

          (b) the Corporation shall offer for subscription pro rata to the holders of its shares of Class A Common Stock any additional shares of stock of any class or other rights;

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all its assets to, another corporation;
     or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice, by first class mail, postage prepaid, to the holder hereof, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of Class A Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

     6. The Corporation shall at all times reserve and keep available out of its authorized shares of Class A Common Stock, solely for the purpose of its issue upon the exercise of the Warrants evidenced hereby as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the exercise of the Warrants evidenced hereby.

     7. The issuance of certificates of shares for Class A Common Stock upon the exercise of the Warrants evidenced hereby shall be made without charge to the holders of such Warrants for any issuance tax in respect thereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Warrants evidenced hereby.

     8. The Corporation will at no time close its transfer books against the transfer of any Class A Common Stock issued or issuable upon the exercise of the Warrants evidenced hereby in any manner which interferes with the timely exercise of such Warrants.

     9. The shares of Class A Common Stock issuable hereunder shall be subject to the registration rights set forth in the Registration Rights Agreement dated this date between the Corporation and Hayward Industries, Inc. to the same extent as if the provisions of said Agreement were reproduced in their entirety in this Warrant Certificate.

     10. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrant evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled to any rights whatsoever as a stockholder of the Corporation except as herein provided.

     11. Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Corporation, upon reimbursement to it of all reasonable expenses incidental thereto, will make and deliver a new Warrant Certificate, of like tenor, in lieu of this Warrant Certificate.

     12. This Warrant Certificate and the Warrants evidenced hereby may not be transferred unless such transfer would not result in a violation of the provisions of the Securities Act of 1933, as amended (herein referred to as the "Act"). Any transfer of this Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the

Corporation), at the principal office or agency of the Corporation referred to in paragraph 1.

     13. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid as follows:

          (1)  if to the Corporation:

               2442 Viscount Row
               Orlando, Florida 32809

               Attention: President

               with a copy to:

               Alison Newman, Esq.
               Bachner, Tally, Polevoy & Misher LLP
               380 Madison Avenue
               New York, New York  10017-2590

          (2) if to the holder of the Warrants evidenced hereby:

               620 Division Street
               Elizabeth, New Jersey 07207

               Attention: President

               with a copy to:

               Howard Kailes, Esq.
               Krugman, Chapnick & Grimshaw
               Park 80 West Plaza Two
               Saddle Brook, New Jersey 07663-5835


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

     IN WITNESS WHEREOF, Super Vision International, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers and this Warrant Certificate to be dated as of September
25, 1996.

ATTEST:                       SUPER VISION INTERNATIONAL, INC.


s/Michelle F. Ames
------------------------      By s/Brett Kingstone
                                --------------------------------

                        FORM OF EXERCISE

        (to be executed by the registered holder hereof)


The undersigned hereby exercises                Warrants to
subscribe for and purchase shares of Class A common stock, $.001 par value ("Class A Common Stock"), of Super Vision International, Inc. evidenced by the within Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of class A Common Stock in accordance with the instructions given below. The certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.

Dated:


                              --------------------------------


Instructions for registration of stock


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Name (please print)


Social Security or Other Identifying Number:


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Address:

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Street


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City, State and Zip Code